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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported):  May 10, 1996


                           COSMETIC GROUP U.S.A., INC.
               (Exact name of registrant as specified in charter)


          CALIFORNIA                 0-19227                95-4040591
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)


11312 Penrose Street, Sun Valley, California                   91352
  (Address of principal executive offices)                  (Zip Code)


                                 (818) 767-2889
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)
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Item 5.   Other Events.

On May 10, 1996, the Company terminated its Account Purchase and Finance Agreement with Premium Commercial Services Corporation which provided the Company with accounts receivable financing. Concurrently, the Company entered into a new accounts receivable financing relationship with First Community Financial Corporation, of Phoenix, Arizona ("FCFC"). The new Accounts Receivable Security Agreement provides for FCFC to advance up to 75% of the amount of eligible accounts receivables of the Company. Obligations of the Company to FCFC shall bear interest at the rate of 16% per annum. This rate can increase if the Prime Rate exceeds 8.25%. Further, upon any default, interest shall accrue on any obligations to FCFC at a rate which is 4% above the rate the Company was being charged before the default. The maximum amount which may be outstanding under the agreement shall not exceed $1,000,000. Amounts owing to FCFC are collateralized by substantially all the assets of the Company.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits:

     99.2 Accounts Receivable Security Agreement, dated May 10, 1996, between registrant and First Community Financial Corporation.

     99.3 Guaranty and Subordination Agreement, dated May 10, 1996, between registrant and First Community Financial Corporation.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cosmetic Group U.S.A., Inc.


                              /s/  Frank X. McGarvey
                              -----------------------
                              Frank X. McGarvey
                              Chief Financial Officer

Date:  May 24, 1996.